UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference, LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 14, 2015, Marathon Patent Group, Inc., a Nevada corporation (“Marathon”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Marathon Group SA, a Luxembourg société anonyme (“Holdco”), and Uniloc Luxembourg SA, a Luxembourg société anonyme (“Uniloc”), and Uniloc Corporation Pty. Limited, an Australian corporation (“Uniloc Australia”).

Subject to the satisfaction or waiver of the conditions in the Business Combination Agreement and on the terms in the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”):

•
All of Marathon’s outstanding shares, warrants and options will be exchanged, for approximately 45% of Holdco’s fully-diluted capitalization, resulting in Marathon becoming a wholly-owned subsidiary of Holdco; and

•
Uniloc will transfer substantially all of its assets and liabilities to a new wholly-owned Luxembourg subsidiary (“New Uniloc”). Following that transfer, Uniloc will merge with and into Holdco, resulting in New Uniloc becoming a wholly-owned subsidiary of Holdco.

•	Holdco has the option to acquire from Uniloc Australia its Uniloc USA Holdings subsidiary.

As consideration for the Uniloc transactions, Holdco will issue its ordinary shares and assume Uniloc options and warrants representing approximately 55% of Holdco’s fully diluted capitalization.

The Closing is subject to customary conditions, including:

•	the approval of the Business Combination Agreement by Marathon stockholders;
•	the approval of the Business Combination by the Uniloc shareholders;
•	receipt of necessary third party consents, including, among others, from affiliates of Fortress Investment Group, which is a lender to both Marathon and Uniloc;
•	the truth and accuracy of the other party’s representations and warranties in the Business Combination Agreement;
•	the non-occurrence of a Material Adverse Effect (as defined in the Business Combination Agreement) with respect to the other party;
•	listing of the Holdco ordinary shares on NASDAQ;
•	new offers of employment being made to senior management of Marathon and Uniloc; and
•	the performance by the other party of all of its obligations and compliance with all of its covenants under the Business Combination Agreement in all material respects.

The Business Combination Agreement contains customary representations, warranties and covenants by each of Marathon and Uniloc for a transaction of this nature. Marathon and Uniloc each have agreed, among other things, subject to the exceptions in the Business Combination Agreement, prior to termination of the agreement, not to directly or indirectly:

•
initiate, solicit, or knowingly take any action to facilitate or encourage, or participate or engage in any negotiations, inquiries or discussions with respect to any Acquisition Proposal (as defined in the Business Combination Agreement),

•
in connection with any potential Acquisition Proposal, disclose or furnish any nonpublic information or data to any Person concerning Marathon’s business or properties or afford any Person other than Uniloc or its Representatives access to its properties, books, or records, except as required by Law or pursuant to a governmental request for information,

•	enter into or execute, or propose to enter into or execute, any agreement relating to an Acquisition Proposal, or
•
approve, endorse, recommend or make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal. Marathon will, and will direct its Representatives to, cease immediately and cause to be terminated all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

In addition, each of the parties agreed to use, subject to the terms and conditions of the Business Combination Agreement, commercially reasonable efforts to cause the transactions to be consummated as promptly as practicable.

The Business Combination Agreement also requires each of Marathon and Uniloc to call and hold shareholders’ meetings, as expeditiously as possible, and requires the board of directors of each of Marathon and Uniloc to recommend approval of the transactions.  Holdco will prepare and file with the United States Securities and Exchange Commission a registration statement on Form S-4 in connection with the Marathon vote and registration of the Ordinary Shares.

The Business Combination Agreement may be terminated by mutual written consent of the parties. Among other termination rights, the Business Combination Agreement also contains termination rights giving either party a termination right if:

•	the transactions have not been consummated by March 1, 2016, but this date may be extended to May 31, 2016 if regulatory approvals are not timely obtained;
•	the Uniloc and/or Marathon shareholder approvals are not obtained;
•	the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied; and
•
each of Uniloc and Marathon has the right to terminate the Business Combination Agreement to accept a superior proposal on the express conditions described in the Business Combination Agreement, including, among other things, no violation of the restrictions on soliciting an alternative proposal.

The foregoing descriptions of terms of the Business Combination Agreement and Support Agreements are not complete and are qualified in their entirety by the Business Combination Agreement which is filed as Exhibit 2.1 to this report and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On August 17, 2015, Marathon and Uniloc will make a presentation to investors via conference telephone in order to discuss the proposed business combination.  Marathon and Uniloc are expected to make similar presentations in the future.  Marathon’s and Uniloc’s presentation regarding the transaction is attached hereto as Exhibit 99.1.

On August 14, 2015, Marathon and Uniloc issued a press release with respect to the proposed business combination.  A copy of that press release is attached hereto as Exhibit 99.2

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.2 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The exhibit index included after the signature page to this report is incorporated herein by reference.

NO OFFER OR SOLICITATION.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS A number of the matters discussed in this report and the exhibits hereto that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding Holdco, including expected synergies resulting from the merger of Marathon and Uniloc, growth plans and whether and when the transactions contemplated by the business combination agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the failure to meet revenue and cash flow targets; approval of the business combination by the shareholders of Marathon and Uniloc and satisfaction of various other conditions to the closing of the transactions; the growth and success of the IP commercialization business, future acquisitions and debt retirement and the risks that are described from time to time in Marathon's reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2014 and quarterly report on Form 10-Q for the quarter ended June 30, 2015 as such reports may have been amended. This report speaks only as of its date, and Uniloc and Marathon each disclaims any duty to update the information herein, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2015	MARATHON PATENT GROUP, INC.
	By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Business Combination Agreement, dated as of 14 August 2015, by and among Marathon Group SA, Uniloc Luxembourg SA, Uniloc Corporation Pty. Limited and Marathon Patent Group, Inc.

99.1	Presentation dated August 2015

99.2	Joint Press Release dated August 14, 2015